Exhibit 3.11

AMENDED AND RESTATED BYLAWS

(THESE “BYLAWS”)

OF

COORS BREWING COMPANY

a Colorado corporation

ARTICLE I

Offices

1.                                      Principal Office.  The principal office of Coors Brewing Company (the “Company”) shall be designated from time to time by the Board of Directors and may be within or outside of Colorado.

2.                                      Registered Office.  The registered office of the Company required by the Colorado Business Corporation Act, as it may be amended or superseded, together with the Colorado Corporations and Associations Act, as amended or superseded (collectively, the “Act”), to be maintained in the State of Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

3.                                      Other Offices.  The Company may have one or more offices at such place or places within or outside of Colorado as the Board of Directors may from time to time determine or as the business of the Company may require.

ARTICLE II

Shareholders’ Meetings

1.                                      Annual Meetings.  The annual meeting of the shareholders shall be held annually on such date and at such time and place as may be determined by the Board of Directors (or by the President in the absence of action by the Board of Directors) from time to time.  At such meeting, the shareholders shall elect a Board of Directors and shall transact such other business as may be brought properly before the meeting.  If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

A shareholder may apply to the district court in the county in Colorado where the Company’s principal office is located or, if the Company has no principal office in Colorado, to the district court of the county in which the Company’s registered office is located to seek an order that a shareholders’ meeting be held (i) if an annual meeting was not held within six months after the close of the Company’s most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of, or proper demand for, a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the Company pursuant to C.R.S. § 7–107–102(1)(b), or the special meeting was not held in accordance with the notice.

2.                                      Special Meetings.  Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by the Act or by the Articles of Incorporation of the Company, as in effect from time to time (the “Articles of Incorporation”), may be called at any time by the Chairman, by the President (if he is also a member of the Board of Directors) or by the Board of Directors.  A special meeting shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

3.                                      Place of Meetings.  The Board of Directors may designate any place, either within or outside of Colorado, as the place for any annual meeting or any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside of Colorado, as the place for such meeting.  If no place is designated in the notice, or if a special meeting is called other than by the Board of Directors, the place of the meeting shall be the principal office of the Company.

4.                                      Notice of Meetings.  Not less than ten nor more than sixty days prior to each annual or special meeting of shareholders, written notice of the date, time and place of each meeting shall be given to each shareholder entitled to vote at such meeting.  If the authorized shares of the Company are proposed to be increased, at least thirty days’ notice in like manner shall be given.  If the Act prescribes notice requirements for particular circumstances (as in the case of the sale, lease or exchange of the Company’s assets other than in the usual and regular course of business, or the merger or dissolution of the Company), the provisions of the Act shall govern.

Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to, or restatement of, the Articles of Incorporation of the Company, (ii) a merger or share exchange in which the Company is a party and, with respect to a share exchange, in which the Company’s shares will be acquired, (iii) a sale, lease, exchange, or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Company or of another entity that this Company controls, in each case with or without the goodwill, (iv) a dissolution of the Company, or (v) any other purpose for which a statement of purpose is required by the Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, properly addressed to the shareholder at the shareholder’s address as it appears in the Company’s current record of shareholders, with first class postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date actually received by the shareholder.

If requested by the person or persons lawfully calling such meeting, the Secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Company by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Company in writing of any change in such shareholder’s mailing address as shown on the Company’s books and records.

When a meeting is adjourned to another date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

5.                                      Waiver of Notice.  A shareholder may waive any notice, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred.  The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.  Further, by attending a meeting, either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

6.                                      Fixing of Record Date.  For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, (iii) demand a special meeting, or (iv) make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors, the record date shall be the day before the notice of the meeting is given to shareholders or the date on which the resolution of the Board of Directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Unless otherwise specified when the record date is fixed, the time of day for such determination shall be as of the Company’s close of business on the record date.

Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Company. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

7.                                      Voting Lists.  After a record date is fixed for a shareholders’ meeting, the Secretary shall make, at the earlier of ten days before such meeting or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and, within each voting group, by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Company, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including, for the purpose of this Section 7, any holder of voting trust certificates) or the shareholder’s agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Any shareholder, the shareholder’s agent, or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

8.                                      Informal Action by Unanimous Consent of Shareholders.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote with respect to the subject matter thereof were present and voted and received by the Company. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. The Company may receive such writing by electronically transmitted facsimile or other form of wire or wireless communication providing the Company with a complete copy thereof, including a copy of the signature thereto.

No action taken pursuant to this Section 8 shall be effective unless, within sixty days after the date the Company first receives a writing describing and consenting to the action and signed by a shareholder, the Company has received writings that describe and consent to the action, signed by shareholders holding at least the number of shares entitled to vote on the action as required above (disregarding any consent that has been revoked as provided below). Action taken under this Section 8 is effective as of the date the last writing necessary to effect the action is received by the Company unless all of the writings necessary to effect the action specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes the shareholder’s consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. Unless otherwise fixed by statute or a court, the record date for determining shareholders entitled to take action pursuant to this Section 8 is the date the Company first receives a writing upon which the action is taken.

Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 8 may revoke such consent by a writing signed and dated by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked if such writing is received by the Company before the effectiveness of the action.

9.                                      Quorum.  Shareholders may take action at a meeting only if a quorum of the shares entitled to vote is represented in person or by proxy.  Unless otherwise provided in the Act or in the Company’s Articles of Incorporation, holders of a majority of the shares entitled to vote constitutes a quorum for action at a shareholders’ meeting.

If a quorum is not present, the shares present at the meeting shall have the power to adjourn the meeting, until the requisite number of shares shall be present or represented.

10.                               Adjournment.  At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.  If the adjournment is for more than 120 days from the date of the original meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at such meeting.

11.                               Proxies.  At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by the shareholder’s duly authorized attorney—in—fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, any other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Company. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the Company before or at the time of the meeting. The appointment of a proxy is effective when received by the Company and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Revocation of a proxy does not affect the right of the Company to accept the proxy’s authority unless (i) the Company had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment. Other notice of revocation may, in the discretion of the Company, be deemed to include the appearance at a shareholders meeting of the shareholder who granted the proxy and the shareholder’s voting in person on any matter subject to a vote at such meeting.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

The Company shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy), either personally or by the shareholder’s attorney—in—fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Subject to Section 13 and any express limitation on the proxy’s authority appearing on the appointment form, the Company is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

12.                               Voting.  Each outstanding share, regardless of class, shall be entitled to one vote, except in connection with the election of each member of the Board of Directors as provided below, and each fractional share shall be entitled to a fractional vote on each matter submitted to a vote at a meeting of the shareholders except to the extent that the voting rights of the shares of any class or classes are limited by the Articles of Incorporation as permitted by the Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose.  Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by the record holder as there are directors to be elected and for whose election the record holder has the right to vote.

At each election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the Board of Directors.

13.                               Company’s Acceptance of Votes.  If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Company, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Company, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the shareholder if:

(i)                                     the shareholder is an entity, and the name signed purports to be that of an officer or agent of the entity;

(ii)                                  the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder, and, if the Company requests, evidence of fiduciary status acceptable to the Company has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(iii)                               the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and, if the Company requests, evidence of this status acceptable to the Company has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(iv)                              the name signed purports to be that of a pledgee, beneficial owner, or attorney—in—fact of the shareholder, and, if the Company requests, evidence acceptable to the Company of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(v)                                 two or more persons are the shareholder as cotenants or fiduciaries, and the name signed purports to be the name of at least one of the cotenants or fiduciaries, and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

(vi)                              the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Company that are not inconsistent with this Section 13.

The Company is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Neither the Company nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

14.                               Organization of Meetings.  The Chairman of the annual or any special meeting of the shareholders shall be the President or any person designated by the Board of Directors.  The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

15.                               Meeting by Telecommunication.  Any or all shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting.  The Board of Directors may establish the terms and conditions under which shareholders may participate by such means and shall cause the notice of the meeting to contain such terms and conditions.  A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III

Board of Directors

1.                                      General Powers.  The property, affairs and business of the Company shall be managed by a Board of Directors except as otherwise provided in the Act or the Articles of Incorporation.  In addition to the powers expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such other powers as are not required by statute, resolution of the Board of Directors, the Articles of Incorporation, or by these Bylaws, to be exercised or done by the shareholders.

2.                                      Number, Tenure and Qualification.  The number of directors may be increased to fifteen and may be decreased to any number not less than the number of shareholders from time to time, by resolution of the Board of Directors, provided that no such decrease shall have the effect of shortening the term of any incumbent director.  Directors must be natural persons at least eighteen years of age but need not be shareholders or residents of the State of Colorado.  The Board of Directors shall be elected at each annual meeting of shareholders and each director shall hold office until the next annual meeting of shareholders, until such director’s successor shall be elected and qualified, or until such director’s earlier death, resignation or removal.

3.                                      Annual and Regular Meetings.  The Board of Directors shall hold its annual meeting without notice on the same day and at the same place as, but just following, the annual meeting of the shareholders, or at such other date, time and place as may be determined by the Board of Directors.  Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution.

4.                                      Special Meetings.  Special meetings of the Board of Directors may be held, with proper notice, upon the call of the Chairman of the Board of Directors or by at least one-third of the members of the Board of Directors at such time and place as specified in the notice.

5.                                      Notice of Special Meetings.

(a)                                 Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least two days prior to such meeting.  The notice of a special meeting of the Board of Directors need not state the purpose or purposes of the meeting.  Notice to each director of any special meeting may be given in person or by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; or by mail or private carrier.

(b)                                 Oral notice to a director of any special meeting is effective when communicated.  Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five days after it is mailed; or (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

6.                                      Waiver of Notice.

(a)                                 A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice.  The waiver shall be in writing and signed by the director entitled to the notice.  Such waiver shall be delivered to the Secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b)                                 A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless:

(i)                                     at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

(ii)                                  if special notice was required of a particular purpose, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

7.                                      Informal Action by Directors.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken.  Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.  Unless the consent specifies a different effective time or date, action taken under this Section 7 is effective at the time or date the last director signs a writing describing the action taken unless, before such time, any director has revoked the director’s consent by a writing signed by the director and received by the President or Secretary of the Company.

8.                                      Quorum and Manner of Acting.  Except as otherwise provided by the Act or by these Bylaws, a majority of the number of directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.  The act of a majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

9.                                      Organization and Procedure.  The Board of Directors may elect a Chairman of the Board of Directors from among its members.  If the Board of Directors deems it necessary, it may elect a Vice Chairman of the Board of Directors from among its members to perform the duties of the Chairman of the Board of Directors in his absence and such other duties as the Board of Directors may assign.  The Chairman of the Board of Directors or, in his absence, the Vice Chairman of the Board of Directors, or in his absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors.  The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as Secretary of each meeting of the Board of Directors.

10.                               Resignation.  Any director of the Company may resign at any time by giving written notice to the Board of Directors or the Secretary of the Company at the Company’s principal office.  Such resignation shall take effect at the date of receipt of such notice unless the notice specifies a later effective date.  Unless otherwise specified in the notice of resignation, the Company’s acceptance of such resignation shall not be necessary to make it effective.

11.                               Removal.  Directors shall be removed in the manner provided by the Act. Any director may be removed by the shareholders, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state the purpose or one of the purposes of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.  A vacancy in the Board of Directors caused by any such removal may be filled by the shareholders at such meeting or, if such shareholders at such meeting shall fail to fill such vacancy, by a majority of the remaining directors at any time before the end of the unexpired term of the director removed.

12.                               Vacancies.  A vacancy occurring in the Board of Directors, other than a vacancy due to an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors even if the remaining directors constitute less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the shareholders.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by the shareholders.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

13.                               Dissenting Directors.  A director who is present at a meeting of the Board of Directors or any committee when corporate action is taken is deemed to have assented to the action taken unless:

(a)                                 he objects at the beginning of such meeting, or promptly upon his later arrival, to the holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(b)                                 he contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of such meeting; or

(c)                                  he gives written notice of his dissent or abstention as to any specific action to the presiding officer of such meeting before its adjournment or to the Secretary of the Company promptly after adjournment of such meeting.

A director may dissent to a specific action at a meeting while assenting to others.  The right of dissent as to a specific action in a meeting of the Board of Directors or a committee is not available to a director who votes in favor of such action.

14.                               Executive and Other Committees.  Except as otherwise required by the Act, the Board of Directors, by the vote of a majority of the number of directors then in office, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by the Act, shall have and may exercise the authority delegated to them by the Board of Directors by charter, resolution or otherwise.  No committee shall:

(a)                                 authorize dividends or other distributions;

(b)                                 approve or propose to shareholders actions or proposals required by the Act to be approved by shareholders;

(c)                                  fill vacancies on the Board of Directors or on any of its committees;

(d)                                 amend the Articles of Incorporation;

(e)                                  adopt, amend, or repeal these Bylaws;

(f)                                   approve a plan of merger not requiring shareholder approval;

(g)                                  authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board of Directors; or

(h)                                 authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or officer to do so within limits specifically prescribed by the Board of Directors.  The committee shall then have full power within the limits set by the Board of Directors to adopt any final resolution setting forth all preferences, limitations, and relative rights of such class or series and to authorize an amendment of the Articles of Incorporation stating the preferences, limitations, and relative rights of a class or series for filing with the Secretary of State under the Act.

The provisions of these Bylaws governing meetings, action without a meeting of the Board of Directors, notice, waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and their members.  Each committee established by the Board of Directors shall prepare minutes of its meetings which shall be delivered to the Secretary of the Company for inclusion in the Company’s records.

Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors or a member of the committee in question with the member’s responsibility to conform to the standard of care set forth in Article III, Section 17 of these Bylaws.

15.                               Compensation of Directors.  The Board of Directors shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors.  Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

16.                               Meeting by Telecommunication.  One or more members of the Board of Directors or a committee may participate in a regular or special meeting of the Board of Directors or committee through the use of any means of communication by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

17.                               Standard of Care.  A director shall perform the director’s duties as a director, including, without limitation, the director’s duties as a member of any committee of the Board of Directors, in good faith, in a manner the director reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing the director’s duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated.  However, the director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A director shall not be liable to the Company or its shareholders for any action the director takes or omits to take as a director if, in connection with such action or omission, the director performs the director’s duties in compliance with this Section 17.

The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters that the director reasonably believes to be within such person’s professional or expert competence, or (iii) a committee of the Board of Directors on which the director does not serve if the director reasonably believes the committee merits confidence.

ARTICLE IV

Officers and Agents

1.                                      Appointment and Tenure.  The officers of the Company shall consist of a President, a Secretary and a Treasurer.  The Board of Directors may also designate and appoint such other officers (including a Chairman of the Board of Directors (sometimes herein called the “Chairman”) and a Chief Legal Officer), one or more Vice Presidents and assistant officers as may be deemed necessary.  The Board of Directors or an officer or officers so authorized shall appoint the Company’s officers at each annual meeting of the Board of Directors held after such annual meeting of the shareholders or at such other times as the Board of Directors or appointing person or persons shall designate.  Each officer shall hold office until the first of the following occurs: the officer’s successor shall have been duly appointed and qualified, the officer’s death, the officer’s resignation, or the officer’s removal in the manner provided in Section 2.  Such officers at all times shall be subject to the supervision, direction and control of the Board of Directors.  Except as expressly prescribed by these Bylaws, the Board of Directors of the officer or officers authorized by the Board of Directors shall from time to time determine the procedure for the appointment of officers, their authority and duties, and their compensation, provided that the Board of Directors may change the authority, duties, and compensation of any officer who is not appointed by the Board of Directors.  Any two or more offices may be held by the same person.  Each officer shall be a natural person who is eighteen years of age or older.

2.                                      Resignation, Removal and Vacancies.  Any officer or agent may resign at any time by giving written notice of resignation to the Board of Directors by delivery of such notice to the Secretary.  Such resignation shall take effect when the notice is received by the Company unless the notice specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  The Board of Directors, or an officer or officers authorized by the Board of Directors, may remove any officer or agent at any time with or without cause.  Such removal does not affect the contract rights, if any, of the Company or of the person so removed.  The appointment of an officer or agent shall not in itself create contract rights.  If any office becomes vacant for any reason, the vacancy may be filled by, or as specifically authorized by, the Board of Directors.  An officer appointed to fill a vacancy shall serve for the unexpired term of such officer’s predecessor, or until such officer’s earlier death, resignation or removal.  If an officer resigns and the officer’s resignation is made effective at a later date, the Board of Directors, or officer or officers authorized by the Board of Directors, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board of Directors, or officer or officers authorized by the Board of Directors, provide that the successor shall not take office until the effective date.  In the alternative, the Board of Directors, or officer or officers authorized by the Board of Directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

3.                                      Temporary Delegation of Duties.  In case of the absence of any officer, or his disability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the whole Board of Directors concur and that no such delegation shall result in giving to the same person conflicting duties.

4.                                      Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at meetings of the Board of Directors and of the shareholders, at which he is present, and shall perform such other duties as the Board of Directors may from time to time determine.

5.                                      Chief Executive Officer.  The Chief Executive Officer (sometimes referred to herein as the “CEO”), if one is elected by the Board of Directors, shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors and these Bylaws.

6.                                      President.  If there is no separate CEO, the President shall be the CEO of the Company; otherwise, the President shall be responsible to the CEO for the day-to-day operations of the Company.  The President shall have general and active management of the business of the Company; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors or the CEO.

7.                                      Vice Presidents.  The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President.

8.                                      Secretary.  The Secretary of the Company (sometimes referred to herein as the “Secretary”) shall have the duty and power to:

(a)                                 assure that all notices are given in accordance with the provisions of these Bylaws and as required by law;

(b)                                 prepare and maintain the minutes of the meetings of the shareholders, the Board of Directors and committees thereof, and other records and information required to be kept by the Company pursuant to the Act, including those records set forth in Article X of these Bylaws;

(c)                                  authenticate records of the Company; and

(d)                                 in general, perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

9.                                      Treasurer.  The Treasurer shall have the duty and power to:

(a)                                 have the charge and custody of, and be responsible for, all funds and securities of the Company and deposit all such funds in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws or as directed by the Board of Directors;

(b)                                 maintain books of account and records and exhibit such books of account and records to any of the directors of this Company at any reasonable time;

(c)                                  render a statement of the condition of the finances of the Company as requested by the Board of Directors and, if called upon to do so, make a full financial report at the annual meeting of the shareholders;

(d)                                 receive, and give receipts for, monies due and payable to the Company from any source whatsoever; and

(e)                                  in general, perform all of the duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

10.                               Chief Legal Officer.  The Chief Legal Officer shall have the duty and power to:

(a)                                 have general charge of all legal matters pertaining to the Company;

(b)                                 attend meetings of the Board of Directors and its committees as appropriate;

(c)                                  represent the Company, or designated counsel to represent the Company, in all legal proceedings;

(d)                                 advise the Company, its Board of Directors, committees and officers on legal questions as may be required; and

(e)                                  in general, perform such other duties and have such other powers as may be prescribed by the President or the Board of Directors.

11.                               Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.  In the absence or at the request of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

12.                               Compensation.  The salaries and other compensation of the officers, if any, shall be fixed or authorized from time to time by the Board of Directors.  No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

ARTICLE V

Directors’ Conflicts of Interest

1.                                      Conflicting Interest Transaction.  The term “conflicting interest transaction” means any of the following:

(a)                                 a loan or other assistance by the Company to a director of the Company or to an entity in which a director of the Company is a director or officer or has a financial interest;

(b)                                 a guaranty by the Company of an obligation of a director of the Company or of an obligation of an entity in which a director of the Company is a director or officer or has a financial interest; or

(c)                                  a contract or transaction between the Company and a director of the Company or between the Company and an entity in which a director of the Company is a director or officer or has a financial interest.

2.                                      Effect of Conflict of Interest.  No conflicting interest transaction shall be void or voidable solely because the conflicting interest transaction involves a director of the Company or an entity in which a director of the Company is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Board of Directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director’s vote is counted for such purpose if:

(a)                                 the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

(b)                                 the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed, or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by vote of such shareholders; or

(c)                                  the conflicting interest transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

3.                                      Notice to Shareholders.  The Board of Directors or a committee thereof shall not authorize a conflicting interest transaction consisting of a loan or guaranty pursuant to paragraph (a) of Section 1 above until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

4.                                      Interested Directors.  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

ARTICLE VI

Indemnification of Certain Persons

1.                                      Authorized Indemnification.  For purposes of this Article VI, a “Proper Person” means any person (including the estate or personal representative of a director) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that the Proper Person is or was a director, officer, employee, fiduciary, or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan.

The Company shall indemnify any Proper Person against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan), and amounts paid in settlement reasonably incurred by the

Proper Person in connection with such action, suit, or proceeding if it is determined by the groups set forth in Section 4 of this Article VI that the Proper Person conducted herself or himself in good faith and that the Proper Person reasonably believed (i) in the case of conduct in the Proper Person’s official capacity with the Company, that the Proper Person’s conduct was in the Company’s best interests, (ii) in all other cases (except criminal cases), that the Proper Person’s conduct was at least not opposed to the Company’s best interests, or (iii) in the case of any criminal proceeding, that the Proper Person had no reasonable cause to believe the Proper Person’s conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Company. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in, or beneficiaries of, the plan is conduct that satisfies the requirement in clause (ii) of the preceding paragraph of this Section 1. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in, or beneficiaries of, the plan shall be deemed not to satisfy the requirement of this section that the director conduct herself or himself in good faith.

No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue, or matter in connection with a proceeding by or in the right of the Company in which the Proper Person was adjudged liable to the Company or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which the Proper Person was adjudged liable on the basis that the Proper Person derived an improper personal benefit. Further, indemnification under this section in connection with a proceeding brought by or in the right of the Company shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.

2.                                      Mandatory Indemnification.  The Company shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which the Proper Person was entitled to indemnification under Section l of this Article VI against expenses (including attorneys’ fees) reasonably incurred by the Proper Person in connection with the proceeding without the necessity of any action by the Company other than the determination in good faith that the defense has been wholly successful.

3.                                      Effect of Termination of Action.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability as described in Section 2 of this Article VI.

4.                                      Groups Authorized to Make Indemnification Determination.  Except where there is a right to indemnification as set forth in Section 2 of this Article VI or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the Company only as determined in the specific case by a proper group that indemnification of the Proper Person is permissible under the circumstances because the Proper Person has met the applicable standards of conduct set forth in Section 1 of this Article VI. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding (“Quorum”). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding except directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors (including directors who are parties to the action) or (ii) a vote of the shareholders.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible except, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

5.                                      Court-Ordered Indemnification.  Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article VI, including indemnification for reasonable expenses incurred to obtain court—ordered indemnification. If a court determines that the Proper Person is entitled to indemnification under Section 2 of this Article VI, the court shall order indemnification, including the Proper Person’s reasonable expenses incurred to obtain court—ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Proper Person met the standards of conduct set forth in Section 1 of this Article VI or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except, if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court—ordered indemnification.

6.                                      Advance of Expenses.  Reasonable expenses (including attorneys’ fees) incurred in defending an action, suit, or proceeding as described in Section 1 may be paid by the Company to any Proper Person in advance of the final disposition of such action, suit, or proceeding upon receipt of (i) a written affirmation of such Proper Person’s good faith belief that the Proper Person has met the standards of conduct prescribed by Section 1 of this Article VI, (ii) a written undertaking, executed personally or on the Proper Person’s behalf, to repay such advances if it is ultimately determined that the Proper Person did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

7.                                      Additional Indemnification to Certain Persons Other Than Directors.  In addition to the indemnification provided to officers, employees, fiduciaries, or agents who are not directors of the Company under this Article VI, the Company may also indemnify and advance expenses to them to a greater extent than is provided in these Bylaws if not inconsistent with public policy and if provided for by general or specific action of its Board of Directors or shareholders or by contract.

8.                                      Witness Expenses.  The sections of this Article VI do not limit the Company’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been named as a defendant or respondent in the proceeding.

9.                                      Other Remedies.  Except as limited by the Act, any indemnification provided herein shall be in addition to any other rights to which those indemnified may be entitled by the Act or pursuant to any agreement, vote of shareholders or otherwise, and shall be available to the heirs, personal representatives and successors of the person entitled to such indemnification.

10.                               Selection of Counsel.  Notwithstanding any other provision of this Article VI, the Company may condition the right to indemnification of a director, officer or employee on its right to select legal counsel representing such director, officer or employee on the terms of this Section 10.

The Company shall have the right to select counsel for any director, officer or employee in any legal action that may give rise to indemnification under this Article VI provided that: (i) the Company consults with the director, officer or employee seeking indemnification with respect to the selection of competent legal counsel; and (ii) the Company pays all reasonable fees and costs incurred by the attorney in defending the director, officer or employee (subject to the Company’s right to recover such fees and costs if it is determined at the conclusion of the action, suit or proceeding that there is no right of indemnification).

Notwithstanding any other provision of this Article VI, the Company shall not be responsible for indemnification of any director, officer or employee who declines to use counsel reasonably selected by the Company as provided in this Section 10.  Counsel shall be deemed to be reasonably selected by the Company if such counsel is a competent attorney who can independently represent the director, officer or employee consistent with the applicable ethical standards of the Code of Professional Responsibility.

11.                               Report to Shareholders.  Any indemnification of, or advance of expenses to, a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

12.                               Insurance.  The Company may purchase and maintain insurance, in such scope and amounts as the Company deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company, or who, while a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise, or employee benefit plan, against any liability asserted against, or incurred by, such person in that capacity or arising out of such person’s status as such whether the Company would have the power to indemnify such person against such liability under the provisions of this Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Company has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE VII

Execution of Instruments; Loans; Checks and Endorsements;
Deposits; Proxies

1.                                      Execution of Instruments.  Except as otherwise provided by the Board of Directors, the Chairman, the President, any Vice President, the Treasurer, the Secretary, the Chief Legal Officer or any assistant officer shall have the power to execute and deliver on behalf of and in the name of the Company any instrument requiring the signature of an officer of the Company.  Unless authorized to do so by these Bylaws or by the Board of Directors, no agent or employee shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2.                                      Borrowing.  No loan shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act.  Such authority may be general or confined to specific instances.  When so authorized, an officer may (i) effect loans at any time for the Company from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Company; and (ii) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Company as security for the payment of any loans or obligations of the Company, and to that end may execute and deliver for the Company such instruments as may be necessary or proper in connection with such transaction.

3.                                      Attestation.  All signatures authorized by this Article may be attested, when appropriate or required, by any officer of the Company except the officer who signs on behalf of the Company.

4.                                      Loans to Directors, Officers and Employees.  The Company may lend money to, guarantee the obligations of, and otherwise assist directors, officers and employees of the Company, or directors of another corporation of which the Company owns a majority of the voting stock, only upon compliance with the requirements of the Act.

5.                                      Checks and Endorsements.  All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Company and other such instruments shall be signed or endorsed for the Company by such officers or agents of the Company as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

6.                                      Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the Company’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Company who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Company or its order.

7.                                      Voting of Securities of Other Entities.  Unless otherwise provided by resolution of the Board of Directors, the Chairman, CEO, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Company at, all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Company holds any securities or other interests and may execute written waivers of notice with respect to any such meetings.  At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Company, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests.  Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity.

ARTICLE VIII

Shares of Stock

1.                                      Certificates of Stock.  The issuance or sale of shares of stock by the Company, with or without certificates, shall be made only upon authorization by the Board of Directors.  The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of the shareholders.  If the shares are represented by certificates, the stock certificates shall be in a form designated by the Board of Directors which complies with provisions of the Act.  They shall be numbered in the order of their issue and shall be signed by the President or the CEO and by the Secretary or the Treasurer.  Facsimile signatures may be used if the certificate is countersigned by a transfer agent.  A transfer agent may be an independent third party, the Company itself, or an employee of the Company.  The validity of any certificate for shares, otherwise valid, shall not be affected in the event that the delivery of such a certificate occurs after an officer or agent whose signature appears therein is no longer an officer or agent.  The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors for that purpose.  Notice of any restrictions on the transfer of stock shall be printed or typed on each stock certificate issued by the Company.  If shares are not represented by certificates within a reasonable time following the issue or transfer of such shares, the Company shall send the shareholder a complete written statement of the information required to be provided to holders of uncertificated shares by the Act.

2.                                      Consideration for Shares.  Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid.  The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Company, including cash, promissory notes, services performed, or other securities of the Company.  Future services shall not constitute payment or partial payment for shares of the Company.  The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the Company unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note.  For purposes of this Section 2, “promissory note” means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a nonrecourse note.

3.                                      Transfer of Stock.  Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Company otherwise has notice, shares of the Company shall be transferable on the books of the Company upon presentation to the Company or to the Company’s transfer agent of a stock certificate signed by, or accompanied by an executed assignment from, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the Act.  The Company may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Company or to the Company’s transfer agent that such endorsement is genuine and effective.  Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Company has notice, the Company shall issue a new certificate to the person entitled thereto and cancel the old certificate.  Every transfer of stock shall be entered on the stock books of the Company to accurately reflect the record ownership of each share.  The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.

4.                                      Restrictions on Transfer.  All shares of stock in the Company are transferable and any shareholder may sell, assign, or transfer his shares of stock, provided that no shareholder shall sell his shares in the Company without first offering such shares for sale to the other shareholders of record in accordance with any existing shareholder agreement.  Any such agreement shall be kept on file in the principal office of the Company and shall be available for inspection by any shareholder or any person desiring to purchase stock in the Company.

5.                                      Holders of Record.  The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Colorado.

6.                                      Shares Held for the Account of a Specified Person or Persons.  The Board of Directors, in the manner provided by the Act, may adopt a procedure whereby a shareholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.

7.                                      Lost, Destroyed and Mutilated Certificates.  The holder of any stock of the Company shall notify the Company of any loss, destruction, or mutilation of the certificate therefor and the Secretary shall cause a new certificate or certificates to be issued to him upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon such terms and conditions in conformity with law as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require and affidavit of lost certificate and/or a bond in such form and amount (not exceeding double the value of the stock represented by such certificate) as it may determine before issuing a new certificate.

ARTICLE IX

Dividends and Other Distributions

Subject to the provisions of the Act, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Company shall render advisable.

ARTICLE X

Corporate Records

1.                                      Permanent Records.  The Company shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Company, and a record of all waivers of notices of meetings of shareholders and of the Board of Directors or any committee of the Board of Directors.

2.                                      Records at Principal Office.  The Company shall comply with the provisions of the Act regarding maintenance of records and shall keep the following records at its principal office:

(a)                                 its Articles of Incorporation;

(b)                                 its Bylaws;

(c)                                  the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(d)                                 all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

(e)                                  a list of the names and business addresses of its current directors and officers;

(f)                                   a copy of its most recent corporate report delivered to the Secretary of State pursuant to the Act; and

(g)                                  all financial statements prepared for periods ending during the last three years that a shareholder could have requested pursuant to the Act.

3.                                      Addresses of Shareholders.  Each shareholder shall furnish to the Secretary of the Company or the Company’s transfer agent an address to which notices from the Company, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder’s address last known to the Secretary or transfer agent.

4.                                      Record of Shareholders.  The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Company’s shareholders, in a form that permits preparation of a list of shareholders that is arranged by voting group and, within each voting group, by class or series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each shareholder.

5.                                      Inspection of Corporate Records.  Shareholders shall have those rights to receive by mail or to inspect and copy such Company records, pursuant to such procedures, as provided in the Act.

6.                                      Audits of Books and Accounts.  The Company’s books and accounts may be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

ARTICLE XI

Miscellaneous

1.                                      Corporate Seal.  The corporate seal shall be in the form approved by resolution of the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.  The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

2.                                      Fiscal Year.  The fiscal year of the Company shall be as established by the Board of Directors.

3.                                      Emergency Bylaws and Actions.  Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency bylaws and exercise other powers in accordance with and pursuant to the provisions of the Act.

4.                                      Amendments.  The Board of Directors may amend, restate, or repeal the Bylaws or adopt new Bylaws by the affirmative vote of the number of directors constituting a majority of the full Board of Directors.  The shareholders also may amend, restate, or repeal the Bylaws or adopt new Bylaws.  The power of the Board of Directors to amend or repeal the Bylaws or to adopt new Bylaws may be limited by the Articles of Incorporation; by adoption of an amendment to the Articles of Incorporation, or by an amendment to the Bylaws adopted by the shareholders which reserves such authority in whole or in part to said shareholders with respect to a particular Bylaw.

5.                                      Notice.  Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Company when they are actually received: (i) at the registered office of the Company in Colorado; (ii) at the principal office of the Company (as that office is designated in the most recent document filed by the Company with the Secretary of State for Colorado designating a principal office) addressed to the attention of the Secretary of the Company; (iii) by the Secretary of the Company, wherever the Secretary may be found; or (iv) by any other person authorized from time to time by the Board of Directors or the President to receive such writings, wherever such person is found.

6.                                      Gender.  The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine gender as the circumstances indicate.

7.                                      Definitions.  Terms not otherwise defined in these Bylaws shall have the meanings set forth in the Act.

8.                                      Writings and Signatures.  The term “writing” or “written” may include electronic-mail messages or other electronic records as defined in the Uniform Electronic Transactions Act, C.R.S.A. § 24-71.3-102(7), but any such writing will not constitute written notice under these Bylaws and the Act unless delivered and received in accordance with these Bylaws and the Act.  For purposes of these Bylaws (including Section 8 of Article II and Section 7 of Article III of these Bylaws) and the Act, the term “signature” or “signed” shall mean:  (i)  manual signatures of the applicable person or such person’s authorized representative, which signatures may be delivered by facsimile or in portable document format, tagged image format or other electronic format, (ii) any electronic mail message or other writing in machine-readable format that includes the phrase “signed by [name]” or the notation “/s/ [name]” or words of similar import, or (iii) any electronic mail message or other writing that the Company determines evidences the intent of the applicable person to create a signature, and any document or instrument bearing such a signature shall be considered “signed”.  The decision of the Company to accept or reject any signature shall be final and determinative.

9.                                      Conflicts.  In the event of any irreconcilable conflict between these Bylaws and either the Articles of Incorporation or the Act, the Articles of Incorporation shall control; provided that, if there is any irreconcilable conflict between the Articles of Incorporation and the Act, then the Act shall control.

These Bylaws have been approved and adopted by the Board of Directors on this 1st day of June 2016 as the Bylaws of the Company, and shall be effective as of said date.